Exhibit 99.1
[PHH LOGO]
PHH CORPORATION ANNOUNCES ADDITION OF NEW INDEPENDENT
DIRECTOR TO SERVE AS CHAIRMAN OF THE AUDIT COMMITTEE
Retains Mortgage Industry Leader as Consultant;
Acknowledges Receipt of Director Nomination Notice from Pennant Capital Management, LLC;
Sets Date of 2009 Annual Meeting of Stockholders
Mt. Laurel, NJ, April 2, 2009 (Business Wire) — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced the appointment on March 30, 2009, of James O. Egan to Class I of the Board of Directors. In connection with his appointment, the Board of Directors determined that Mr. Egan is independent under the listing standards of the New York Stock Exchange and an “audit committee financial expert” under the applicable rules and regulations of the Securities and Exchange Commission. Mr. Egan was also appointed as Chairman of the Audit Committee of the Board of Directors and as a member of the Finance and Risk Management Committee of the Board of Directors.
Mr. Egan succeeds Mr. Francis J. Van Kirk who resigned on March 30, 2009, as a member of Class I of the Board of Directors, as a member and Chairman of the Audit Committee of the Board of Directors, and as a member of the Finance and Risk Management Committee of the Board of Directors. Mr. Van Kirk resigned due to his other professional commitments, including his increased responsibilities as partner-in-charge of the Philadelphia office of Heidrick & Struggles International Inc.
Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996.
A.B. Krongard, Chairman of the Board of Directors, stated “We are excited by the addition of such a highly qualified director as Jim Egan, who will bring his significant financial expertise to our Board. We are also deeply grateful to Fran Van Kirk for his tremendous service and valuable contributions to PHH and we wish him all the best in his future endeavors at Heidrick & Struggles International and elsewhere.”
PHH also announced that it retained John C. Sites, Jr. to provide consulting services to PHH and PHH’s Board of Directors. Mr. Sites is a partner at Wexford Capital LP, an SEC registered investment advisor that manages a series of affiliated hedge funds and private equity funds, where he focuses on both private and public equity investing, including Wexford’s investments in mortgage backed securities and mortgage-related enterprises. Previously, Mr. Sites served as a director of the Federal National Mortgage Association and as a general partner of Daystar Special Situations Fund and Rock Creek Partners II, Ltd. From 1981-1995, Mr. Sites was employed by Bear Stearns & Co., Inc. where he attained the position of Executive Vice President and was a member of the Board of Directors. While at Bear Stearns, Mr. Sites established the firm’s mortgage and asset-backed department, served on the firm’s executive and compensation committees, was co-head of the taxable fixed income group and oversaw Bear Stearns Asset Management, as well as the Financial Institutions Group.
Commenting on PHH’s new consulting relationship with Mr. Sites, Mr. Krongard stated that “We are very pleased that PHH has been able to establish this important relationship with John Sites. We believe that John’s extensive mortgage industry and other experience will prove extremely valuable to the Board and the Company.”
Acknowledgement of Director Nomination Notice from Pennant Capital Management, LLC
PHH today also acknowledged that it has received from Pennant Spinnaker Fund, L.P., a company controlled by Pennant Capital Management, LLC (“Pennant”), a notice of Pennant’s intention to nominate two candidates to stand for election as Class I directors of the Board of Directors at the Company’s 2009 Annual Meeting of Stockholders.
Commenting on Pennant’s notification, Mr. Krongard stated, “The current Board of Directors continues to work diligently to advance the interests of PHH and its stockholders in an extremely challenging economic environment.

We firmly believe that Pennant’s contentions, as outlined in their recent filings with the Securities and Exchange Commission, are inaccurate and unwarranted. We view the election of directors as a very important stockholder decision and urge our stockholders not to take any action in connection with the election of directors of PHH until they have had the opportunity to review and consider our Proxy Statement when it becomes available.”
2009 Annual Meeting of Stockholders
PHH today also announced that it will hold its 2009 Annual Meeting of Stockholders at the Company’s headquarters in Mt. Laurel, New Jersey, on Wednesday, June 10, 2009, at 10:00 a.m., Eastern time. Only stockholders of record as of the close of business on April 22, 2009, will be entitled to notice of and to vote at the meeting. At the 2009 Annual Meeting of Stockholders, stockholders will be asked, among other matters, to elect three Class I Directors to hold office until the Company’s 2012 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Board of Directors has nominated A.B. Krongard, Chairman of the Board, James O. Egan and Terence W. Edwards, President and Chief Executive Officer of PHH, for election as Class I Directors. Stockholders should consult the Notice of the 2009 Annual Meeting and Proxy Statement when it becomes available. At this time, PHH is not asking its stockholders to grant any proxies or take any action with respect to the election of directors or any other matter that may be submitted for a stockholder vote at the meeting.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2009
Important Information/Solicitation Participants Legend
PHH Corporation will file a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov That proxy statement and these other documents will also be available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in PHH’s proxy statement filed on April 29, 2008 for the 2008 Annual Meeting of Stockholders and, with respect to Mr. Egan, on his Initial Statement of Beneficial Ownership on Form 3 when filed with the Securities and Exchange Commission. To the extent that holdings of PHH securities on the part of its directors and named executive officers have changed since the date of that proxy statement or, with respect to Mr. Egan, following the filing of his Initial Statement of Beneficial Ownership on Form 3, those changes have been or will be reflected on Statements of Changes in Ownership on Form 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of PHH will be contained in the proxy statement referred to in the preceding paragraph.
Contact Information: Nancy R. Kyle   856-917-4268